Exhibit 99.1

NEWS RELEASE

One Park Place, Suite 700 ∎ 621 Northwest 53rd Street ∎ Boca Raton, Florida 33487 ∎ www.geogroup.com

CR-17-14

THE GEO GROUP COMPLETES 3-FOR-2 STOCK SPLIT

Boca Raton, Fla. – April 25, 2017 — The GEO Group, Inc. (NYSE: GEO) (“GEO”) announced today that its previously declared 3-for-2 stock split was paid on April 24, 2017 to shareholders of record as of the close of business on April 10, 2017 and that GEO’s common stock will begin trading at the split-adjusted price at the market open on April 25, 2017. As a result of the split, GEO’s shares of common stock outstanding have increased from approximately 82.4 million to approximately 123.6 million.

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, community reentry, and electronic monitoring services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 143 facilities totaling approximately 100,000 beds, including projects under development, with a growing workforce of approximately 23,500 professionals.

This press release contains forward-looking statements regarding future events and the future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding the stock split. These forward-looking statements may be affected by risks and uncertainties in GEO’s business and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in GEO’s Securities and Exchange Commission filings, including GEO’s reports on Form 10-K and Form 10-Q filed with the Commission. GEO wishes to caution readers that certain important factors may have affected and could in the future affect GEO’s actual results and could cause GEO’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of GEO. GEO undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

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Contact:	Pablo E. Paez	1-866-301-4436
Vice President, Corporate Relations